MEDIA SERVICES AGREEMENT ***BETWEEN UFOOD RESTAURANT GROUP, INC. AND CROSSCHECK MEDIA SERVICES, A DIVISION OF CROSSCHECK CAPITAL, LLC***

AGREEMENT (the "Agreement") made this 8th day of April, 2008, by and between CROSSCHECK MEDIA SERVICES A DIVISION OF CROSSCHECK CAPITAL, LLC. with its principal offices at 10575 North 114th Street, Suite 114, Scottsdale, AZ 85259 ("Crosscheck") and UFOOD RESTAURANT GROUP, INC., with its principal place of business at 255 Washington Street, Suite 100, Newton, MA 02458 (the "Company").

WITNESSETH:

WHEREAS, the Company is publicly held with a trading market for its securities: and

WHEREAS, the Company desires to contract Crosscheck to supply the facilities and services required to effect a public awareness program with the intention of making its name and business better known to potential shareholders and institutional investors; and

WHEREAS, the Company desires Crosscheck to prepare a number of direct mail pieces and other non-product advertisements to be distributed by Crosscheck; and

WHEREAS, Crosscheck is willing to assist the Company by distributing direct mail pieces and similar types of materials to increase investor awareness.

NOW THEREFORE, in consideration of the mutual covenants herein contained, it is agreed:

1. **Engagement.** The Company hereby engages Crosscheck to provide the Company with the services listed on Schedule A attached hereto.

A. The Company represents that the information to be furnished to Crosscheck, both oral and written, is true and accurate in all material respects and is not misleading and can be substantiated by information in the Company's files or under its control. The Company acknowledges that Crosscheck and any newsletter or copywriter obtained by it are relying on the accuracy and completeness of the foregoing representation.

B. Crosscheck and any of its third party vendors providing services to the Company assume no responsibility for the accuracy of the information furnished by the Company. Neither Crosscheck or any newsletter or copywriter(s) retained by Crosscheck are under any duty and are not being paid to verify that the information furnished is not false and misleading or omits to state any fact to ensure that the information distributed is not false, misleading or deceptive. Crosscheck shall not release any information or documents about the Company which have not been previously approved in writing for release by the Company.

2. **Program Cost.** In consideration of the services to be performed by Crosscheck and various vendors and subcontractors retained by it for newsletter and editorial services, copywriting, printing, distributing, including the costs of mailing lists, data processing, postage and other related costs, the Company agrees to pay Crosscheck as follows:

A. An initial non-refundable deposit of two hundred thousand dollars ($200,000) on the date of this Agreement; and

B. Subject to Section 2(C) below, the non-refundable balance of $280,000 no later than 14 days prior to the planned mailing date of the direct mail pieces referenced in Schedule A, unless any delay to the scheduled mailing date is solely the fault of Crosscheck; provided, however, that the aggregate purchase price of $480,000 is based upon a per-piece price of $1.20 for each letter-sized, 10 - 12 page direct mailing or other piece, and if there is an increase in the cost of postage, printing, paper or acquiring the appropriate mailing lists prior to the mailing, then upon prior notification by Crosscheck to the Company and presentation by Crosscheck to the Company of substantiation of the increase, such increase shall be paid by the Company. Crosscheck is responsible for paying all vendors, printing and distribution costs related directly to direct mail distribution.

C. Within five business days following the earlier of (1) the end of the mailing referenced in Schedule A and (2) 5/21/2008, Crosscheck shall deliver to the Company (i) a written notice stating the number of direct mail pieces actually distributed by Crosscheck to potential investors together with such documentation and receipts as are necessary to support such number, and (ii) if the actual number of direct mail pieces distributed by Crosscheck is less than 400,000, a check in the amount of the difference between (A) $480,000 and (B) the product of (y) the number of direct mail pieces actually distributed to potential investors and (z) $1.20.

3. **Company Review.** No material about the Company shall be distributed by Crosscheck unless and until the Company has reviewed and approved the same in writing. The Company will act diligently and promptly in reviewing materials submitted to it by Crosscheck to enhance timely distribution of the materials and will inform Crosscheck in writing of any inaccuracies contained in the material prepared prior to the projected publication and/or delivery dates. The Company will acknowledge in writing that the material is acceptable, and if applicable, as corrected.

4. **Preparation of Reports.** The Company will cooperate fully and timely with Crosscheck to supply all materials reasonably requested by the newsletter and copywriter retained by Crosscheck for this project to enable Crosscheck to supervise the dissemination of each report or similar type document. Because Crosscheck will rely upon this information in accepting the responsibility of distributing this mailing package and other materials, the Company represents to Crosscheck and its third party vendors working on this project that all such information shall be true, accurate, and complete in all material respects and not misleading or deceptive, in any respect. Furthermore, Crosscheck and and/or its vendors reserve the exclusive right to determine

the type of mailing to be disseminated, i.e. 8-12 Page Flat, 8-12 Page Tabbed or 8-12 Page Envelope.

5. Confidentiality. Crosscheck agrees that any information provided to it by the Company of a confidential nature will not be revealed or disclosed to any person or entity until such time as it becomes publicly known, except in the performance of this Agreement. Crosscheck shall not be liable for any revelation of confidential information that arises from sources other than directly from the officers and employees of Crosscheck, it being recognized and understood that in the course of performance of this Agreement third party vendors will have to receive access to such materials. Crosscheck will advise its third party vendors, including the newsletter and copywriter(s) working on this project, that prior to dissemination of the information package all information received from the Company shall be deemed confidential and not to be revealed or disclosed to any third parties, except as it relates to this project. Furthermore, Crosscheck never has or ever will trade in the Company's securities or hold any position in the Company's securities. The Company agrees to keep the names and contact information of Crosscheck's third party vendors confidential. This Section 5 shall survive the termination of this Agreement.

6. Representations, Warranties and Covenants .

A. The Company represents and warrants that:

i. Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and has all requisite corporate power and authority to carry on its business. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the business or properties of the Company.

ii. Authorization. All corporate actions on the part of the Company by its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the performance of the Company's obligations hereunder have been taken, and this Agreement constitutes valid and legally binding obligations of the Company, enforceable in accordance with its terms.

iii. Compliance with Other Instruments. The Company is not in violation or default of any provisions of its Certificate of Incorporation or Bylaws, each as amended and in effect on and as of the date of the Agreement, or of any provision of any material instrument or contract to which it is a party or by which it is bound, or of any provision of any federal or state judgment, injunction, decree, order, award, statute, rule or governmental regulation. Neither the execution and delivery of this Agreement nor the performance by the Company of any of its obligations hereunder will result in any such violation or default.

B. Crosscheck represents and warrant to the Company that:

i. Organization, Good Standing and Qualification. Crosscheck is a limited liability company duly organized, validly existing and in good standing under the law of the State of Arizona, and has all requisite power and authority to carry on its business. Crosscheck is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the business or properties of Crosscheck.

ii. Authorization. All actions on the part of Crosscheck by its officer, members and managers necessary for the authorization, execution and delivery of this Agreement and the performance of Crosscheck's obligations hereunder have been taken, and this Agreement constitutes valid and legally binding obligations of Crosscheck, enforceable in accordance with its terms.

7. **Term of Agreement.** The respective duties and obligations of the parties to this Agreement shall commence on the date this Agreement is fully executed and shall continue through to completion of the mailing of all 400,000 information pieces or 60 days after the planned mailing date if the 400,000 pieces are not mailed on the planned mailing date.

8. **Disclaimer.** Crosscheck makes no representation that: (a) the publication and distribution of the Company's material will result in any enhancement to the Company, the value of its securities or the trading volume for its Common Stock, (b) any person or institution will become a shareholder in the Company as a result of the distribution of the Company's materials. (c) any person will lend money to or invest in the Company or (d) that it has verified any of the factual content of the mailing package. The Company acknowledges that Crosscheck and its retained newsletter and copywriter(s) have a right to rely on its verification of the contents of the materials relating to the Company or its prospects furnished to Crosscheck or its retained newsletter and copywriter(s).

9. **Limitation of Crosscheck's Liability.** If Crosscheck or any of its sub-contractors fails to perform its services hereunder, the entire liability of Crosscheck and its sub-contractors to the Company shall not exceed the lesser of: (a) the sum of all amounts paid by the Company to Crosscheck, excluding the initial non-refundable deposit set forth in Section 2(A), and (b) the actual and direct damage to the Company as a result of such non-performance. In no event will Crosscheck or its principals or sub-contractors be liable for any indirect, special or consequential damages nor for any claim against the Company by any person or entity arising from or in any way related to this Agreement or the transactions contemplated hereby. Nothing in this Section 9 shall in any way limit Crosscheck's indemnification obligations under Section 10 of this Agreement.

10. Indemnification and Contribution

A. The Company agrees to indemnify and hold harmless to the fullest extent permitted by law Crosscheck, and each person who controls Crosscheck within the meaning of federal securities laws, against any and all loss, liability, claim, damage and expense, including attorneys' fees, arising out of or based upon (i) a breach of this Agreement by the Company or (ii) any material misrepresentation or omission in any document or disclosure approved in writing by the Company for Crosscheck's or any of its subcontractors' use or benefit under this Agreement.

B. Notwithstanding Section 9 of this Agreement. Crosscheck agrees to indemnify and hold harmless to the fullest extent permitted by law the Company against any and all loss. liability, claim, damage and expense, including attorneys' fees, arising out of or based upon Crosscheck's breach of this Agreement.

C. If any action is brought against an indemnified person, the indemnified person shall promptly notify in writing the party or parties against whom indemnification is to be sought. The failure to notify the indemnifying party promptly shall not relieve the indemnifying party from any obligation which it might otherwise have pursuant to this Agreement. The indemnifying party shall be entitled to participate in, and, to the extent that it shall desire, jointly with any other indemnifying party similarly notified, to assume the defense, with counsel selected by the indemnifying party, but satisfactory to the indemnified party; and after the indemnified party shall have received notice from the agreed-upon counsel that the defense has been assumed, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense of the action.

D. In the event that the indemnification described in this section in unavailable, but a party is nevertheless entitled to contribution. the contribution shall be measured by the relative culpability of the parties.

11. Ownership of Materials. Crosscheck retains all right, title and interest in and to materials and creative work such as sketches, illustrations, layouts, design and artwork it creates for use in the mailing, except that information, material and content provided by the Company to Crosscheck for use in the mailing shall remain the property of the Company.

12. Notices. All notices hereunder shall be in writing and addressed to the party at the address set forth below, or at such address as to which written notice pursuant to this section may be given, and shall be given by personal delivery, Express Mail, or by national overnight courier. Notices will be deemed given upon the earlier of actual receipt or seven (7) business days after being mailed or delivered to such courier service.

Notice shall be addressed to Crosscheck at:

Crosscheck Capital, LLC.
Attention: Alex Johnston
10575 North 14th Street, Suite 114
Scottsdale, AZ 85259

with a copy to:

Hecht & Associates, P.C.
275 Madison Avenue, 28th Floor
New York, New York 10016 Attn: Charles J. Hecht, Esq.

and to the Company at:

UFOOD RESTAURANT GROUP, INC.,
Attn: George A. Naddaff
255 Washington Street, Suite 100
Newton, MA 02458
Fax: (617) 787-6010

with a copy to:

Robinson & Cole LLP
695 East Main Street
Stamford, CT 06904
Attn: Richard A. Krantz, Esq.

Such addresses and notices may be changed at any time by either party by utilizing the foregoing notice procedures.

13. Compliance with Law. Crosscheck shall have no obligation to send any mailings to residents of states of the United States of America in which such mailing would violate any law or regulation or which may violate rules affecting the common stock of the Company wherein it may not be secondarily traded on a solicited basis. The Company shall furnish a list of states which prohibit such mailings to its residents to Crosscheck within ten (10) days of the date of this Agreement. The Company and Crosscheck will agree in writing upon the states not on that list to which the mailings will be directed.

14. Miscellaneous.

A. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof.

B. Arbitration and Venue in New York. The parties agree that any dispute arising out of this Agreement or other transactions contemplated hereby shall be arbitrated at the facilities of the American Arbitration Association office in

Manhattan, New York. Each party hereby irrevocably submits to the nonexclusive jurisdiction of the state and federal courts in the State of New York for any appeal of the arbitration award.

C. Multiple Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument. It shall not be necessary that each party execute each counterpart, or that any one counterpart be executed by more than one party, so long as each party executes at least one counterpart.

D. Severability. If any one or more of the provisions of this Agreement shall be held invalid, illegal, or unenforceable, and provided that such provision is not essential to the transaction provided for by this Agreement, such holding shall not affect any other provision hereof, and this Agreement shall be construed as if such provision had never been contained herein.

E. Regulatory Acceptance. If the stock of the Company is listed on a foreign exchange(s) or other public market(s), this Agreement shall be subject to its acceptance by such exchange(s) or other public market(s) to the extent required by the rules of such exchange(s) or other public market(s). The Company shall use its best efforts to obtain such acceptance, where required, and shall notify Crosscheck in writing within five (5) business days of the acceptance or rejection of this Agreement by any such exchange(s) or other public market(s).

F. No Presumption Against Draftsman. The parties acknowledge that each party and its counsel have participated in the negotiation and preparation of this Agreement. This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing the Agreement to be drafted.

G. Assignment. Neither party may assign this Agreement without the express written consent of the other party.

H. Amendment; Waiver. No amendment or waiver of any provision of this Agreement, or consent to any departure by any party hereto from any such provision, shall be effective unless the same shall be in writing and signed by each of the parties hereto. Any amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

I. Independent Contractor. Crosscheck shall perform all services under this Agreement as an independent contractor and not as an employee or agent of the Company. Crosscheck is not authorized to assume or create any obligation or responsibility, express or implied, on behalf of, or in the name of, the Company or to bind the Company in any manner.

[Signature Page Follows]

EXECUTED as a sealed instrument effective as of the date and year first above written.

Crosscheck Media Services
(a division of Crosscheck Capital, LLC)

By: ______________________
President

Date: 4/8/2008

UFOOD RESTAURANT GROUP, INC.

By: ______________________
Duly Authorized

CEO
____
Name and Title

Date: April 8 08

Schedule A

Preparation for the Company of a mailing package about the Company, based on material and information furnished by the Company; and further, to distribute the package to no less than Four Hundred Thousand (400,000) US residents of states in which such mailings are permitted. Such distribution shall all be made in one mailing. The planned mailing date for this mailing is 5/21/2008.